SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                 FORM 8-K

                               CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: May 5, 1997




                              SIERRAWEST BANCORP
             (Exact Name of Registrant as Specified in its Charter)




     California               File No. 0-15450             68-0091859
 (State of Incorporation)   (Commission File No.)       (IRS Employer
                                                   Identification No.)



               10181 Truckee-Tahoe Airport Road, Truckee, CA 96160-9010
                      (Address of Principal Executive Offices)

                 Registrant's Telephone Number: (916) 582-3000

Item 5.           Other Events

Today, SierraWest Bancorp issued a press release announcing that its Board of Directors has elected to redeem the remaining balance of its Convertible Subordinated Debentures, due 2004, effective June 30, 1997. The Debentures may, at the option of holders, be converted into an aggregate of approximately 360,000 shares of the Company's Common Stock.

Item  7.           Financial Statements and Exhibits

(c)      Exhibits

                  99.      Press release dated May 5, 1997.

                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    SierraWest Bancorp
                                    (Registrant)



Dated:   May 5, 1997                By:   /s/ David C. Broadley
Truckee, California                 David C. Broadley
                                    EVP/Chief Financial Officer

                           Exhibit 99

News Release

FOR:                     SIERRAWEST BANCORP

APPROVED BY:  William T. Fike
              President & Chief Executive Officer
              (916) 582-3000

CONTACT:      Morgen-Walke Associates, Inc.
              John Swenson, David Gennarelli, Doug Sherk
              (415) 296-7383
              David Sasso, Joshua Passman
              (212) 850-5600

For Immediate Release

              SIERRAWEST BANCORP ANNOUNCES CONVERSION OF CONVERTIBLE
                    SUBORDINATED DEBENTURES INTO COMMON STOCK

TRUCKEE, Calif. (May 5, 1997) SierraWest Bancorp (Nasdaq: SWBS) today announced that its Board of Directors has elected to redeem the remaining $3.6 million of its Convertible Subordinated Debentures, due, 2004, effective June 30, 1997. The Debentures may, at the option of holders, be converted into an aggregate of approximately 360,000 shares of the Company's Common Stock.
         "The complete redemption or conversion of the Debentures to Common Stock eliminates our remaining long-term debt," said William T. Fike, president and chief executive officer. "Assuming debenture holders convert their holdings to common stock, our equity will increase by approximately $3.6 million."
         SierraWest Bancorp is the holding company for SierraWest Bank, head-quartered in Truckee, California with branches in Sacramento, the Sierra foot-hills region of California and northern Nevada.

                             # # #